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                                                                 Exhibit 3.16(a)

                                                             1984 OCT 11 A 10:15

                            ARTICLES OF INCORPORATION

                                       OF

                              PHH-OMW LEASING, INC.

            FIRST: I, John T. Connor, Jr., whose post office address is 11333 McCormick Road, Hunt Valley, Maryland 21031, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

            SECOND: The name of the corporation (which is hereafter referred to as the "Corporation") is PHH-OMW LEASING, INC.

            THIRD: The purpose for which the Corporation is formed are:

            (1) to engage in the general business of leasing motor vehicles and equipment; and to engage in any other lawful purpose and/or business.

            (2) To do anything permitted by Section 2-103 of the Corporation and Association Article of the Annotated Code of Maryland, as amended from time to time.

            FOURTH: The post office address of the principal office of the Corporation in this state is 11333 McCormick Road, Hunt Valley, Maryland 21031. The name and post office of the resident agent of the Corporation in this state are John T. Connor, Jr., 11333 McCormick Road, Hunt Valley, Maryland 21031. Said resident agent in an individual actually residing in this state.

            FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is five-thousand (5,000) shares of common stock, without par value.

            SIXTH: The number of directors of the Corporation shall be three
(3), which number may be increased or decreased pursuant to the bylaws of the Corporation, but shall never be less than three (3), provided that;

            (1) If there is no stock outstanding, the number of directors may be less than three (3) but not less than one (1); and

            (2) If there is stock outstanding and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

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            The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are: Jerome W. Geckle, John T. Connor, Jr., and A. Samuel Fenn.

            SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders;

            (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether nor or hereafter authorized.

            (2) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions, and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

            The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause or this or any other article of these Articles or incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

            EIGHT: Except as may otherwise be provided by the Board of Directors, no holders of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class nor or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants of other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

            IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 1st day of October, 1984, and I acknowledge the same to be my act.


                                                     /s/ John T. Connor, Jr.
                                                   ---------------------------
                                                     John T. Connor, Jr.